POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint each of, David Potts and Patrick Macken his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of ARRIS International plc (“New ARRIS”), a public limited company organized in England and Wales, to any and all reports to the Securities and Exchange Commission on Form ID and reports on Forms 3, 4, 5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by New ARRIS and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and performance every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall revoke any Power of Attorney previously executed by the undersigned regarding the filing of Forms 3, 4, 5 or 144 with the Securities and Exchange Commission for transactions in New ARRIS securities, but this revocation does not invalidate any actions taken pursuant to any prior Powers of Attorney.

This Power of Attorney shall expire on the date the undersigned is no longer required to file Form 3, 4, 5 or 144 reports with the Securities and Exchange Commission with respect to holdings of and transactions in securities issued by New ARRIS, unless revoked in writing prior thereto.

IN WITNESS WHEREOF, this Power of Attorney has been signed in Boca Raton, Florida, this 24th day of December, 2015.

By:

/s/Philip Charles Baldock

Name:

Philip Charles Baldock

Title:

SVP, Business Operations